Exhibit 5.1

Chrysler Center 666 Third Avenue New York, NY 10017 212-935-3000 212-983-3115 fax www.mintz.com

February 21, 2014

Ruthigen, Inc.

2455 Bennett Valley Rd., Suite C116

Santa Rosa, CA 95404

Ladies and Gentlemen:

We have acted as legal counsel to Ruthigen, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement (No. 333-190476) on Form S-1 (the “Registration Statement”), pursuant to which the Company is registering the offering for sale (the “Offering”) under the Securities Act of 1933, as amended (the “Securities Act”), of:

(A)	an aggregate of 2,530,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), including 330,000 shares which the representative of the underwriters in the Offering have the option to purchase;

(B)	an aggregate of 2,530,000 Series A Warrants (each, a “Series A Warrant” and collectively, the “Series A Warrants”), including up to 330,000 Series A Warrants which the representative of the underwriters in the Offering have the option to purchase, to purchase (i) up to an aggregate of 2,530,000 shares of Common Stock (the “Series A Warrant Shares”) and (ii) an aggregate of 2,530,000 Series B Warrants (each, a “Series B Warrant” and collectively, the “Series B Warrants”) to purchase up to an aggregate of 2,530,000 shares of Common Stock (the “Series B Warrant Shares”); and

(C)	a Warrant (the “Representative’s Warrant”) to purchase up to an aggregate of 126,500 shares of Common Stock, including 16,500 shares which the representative of the underwriters in the Offering has the option to purchase (the “Representative’s Warrant Shares”).

The Shares, Series A Warrants, Series A Warrant Shares, Series B Warrants, Series B Warrant Shares, Representative’s Warrant and Representative’s Warrant Shares are, collectively, referred to herein as the “Securities.”

In addition, the Company’s Board of Directors has authorized the issuance of such additional securities as the Company may elect to include in a registration statement filed pursuant to Rule 462(b) under the Securities Act (“Rule 462(b)”) increasing the size of the offering registered under the Registration Statement, and any such additional securities registered under Rule 462(b) are also referred to herein as the “Securities.”

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
BOSTON | LONDON | LOS ANGELES | NEW YORK | SAN DIEGO | SAN FRANCISCO | STAMFORD | WASHINGTON

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

February 21, 2014

The Securities are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into between the Company and the underwriters to be named therein. The form of the Underwriting Agreement has been filed as Exhibit 1.1 to the Registration Statement. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Certificate of Incorporation, as amended, and Bylaws, each as currently in effect, and the form of the Underwriting Agreement; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that (i) the Shares, when issued and sold in accordance with the form of the Underwriting Agreement most recently filed as an exhibit to the Registration Statement and the prospectus that forms a part of the Registration Statement (the “Latest Underwriting Agreement”), will be validly issued, fully paid and non-assessable, (ii) the Series A Warrants, when issued and delivered by the Company in accordance with the Latest Underwriting Agreement, will constitute binding obligations of the Company in accordance with their terms, (iii) the Series A Warrant Shares, when issued and sold in accordance with the terms and conditions of the Series A Warrants, will be validly issued, fully paid and non-assessable, (iv) the Series B Warrants, when issued and delivered by the Company in accordance with the Latest Underwriting Agreement, will constitute binding obligations of the Company in accordance with their terms, (v) the Series B Warrant Shares, when issued and sold in accordance with the terms and conditions of the Series B Warrants, will be validly issued, fully paid and non-assessable, (vi) the Representative’s Warrant, when issued and delivered by the Company in accordance with the Latest Underwriting Agreement, will constitute a binding obligation of the Company in accordance with its terms, (v) the Representative’s Warrant Shares, when issued and sold in accordance with the terms and conditions of Representative’s Warrant, will be validly issued, fully paid and non-assessable.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

February 21, 2014

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris,

Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris,

Glovsky and Popeo, P.C.